Exhibit 99.2


                             JOINT FILING AGREEMENT



         THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 4th day of May 2005, by and among Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Inmobiliaria Carso, S.A. de C.V. and Orient Star Holdings LLC.

         The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, 4 or 5 or Schedule 13D or 13G relating to their ownership (direct or otherwise) of any securities of Saks Incorporated, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



         -----------------------------------
         Carlos Slim Helu


         -----------------------------------
         Carlos Slim Domit                         By: /s/ Eduardo Valdes Acra
                                                       -------------------------
                                                       Eduardo Valdes Acra
         -----------------------------------           Attorney-in-Fact
         Marco Antonio Slim Domit                      May 4, 2005


         -----------------------------------
         Patrick Slim Domit


         -----------------------------------
         Maria Soumaya Slim Domit


         -----------------------------------
         Vanessa Paola Slim Domit


         -----------------------------------
         Johanna Monique Slim Domit


         INMOBILIARIA CARSO, S.A. DE C.V.


         -----------------------------------
         By: Armando Ibanez Vazquez
         Title: Attorney-in-Fact

         ORIENT STAR HOLDINGS LLC


         -----------------------------------
         By: Inmobiliaria Carso, S.A. de C.V., its sole member
         Name:  Armando Ibanez Vazquez
         Title: Attorney-in-Fact